Calculation of Filing Fee Tables
S-8
ThredUp Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.0001 par value per share, 2021 Stock Option and Incentive Plan	Other	6,351,370	$ 4.58	$ 29,089,274.60	0.0001381	$ 4,017.23
2	Equity	Class A common stock, $0.0001 par value per share, 2021 Employee Stock Purchase Plan	Other	1,270,274	$ 3.90	$ 4,954,068.60	0.0001381	$ 684.16
Total Offering Amounts:						$ 34,043,343.20		$ 4,701.39
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,701.39
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Class A common stock, par value $0.0001 per share ("Class A Common Stock"), of ThredUp Inc. (the "Registrant") that become issuable under the Registrant's 2021 Stock Option and Incentive Plan (the "2021 Plan") and the Registrant's 2021 Employee Stock Purchase Plan (the "2021 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock. (2) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $4.58 per share, which is the average of the high and low prices of Class A Common Stock on February 24, 2026 as reported on the Nasdaq Global Select Market.

[2]	(4) Estimated in accordance with Rules 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of eighty-five percent (85%) of $4.58 per share, which is the average of the high and low prices of Class A Common Stock on February 24, 2026, as reported on the Nasdaq Global Select Market. Pursuant to the 2021 ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be eighty-five percent (85%) of the lower of the fair market value of a share of Class A Common Stock on the first trading day of the offering period or on the exercise date. (5) Represents shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the 2021 ESPP on January 1, 2026 pursuant to an "evergreen" provision contained in the 2021 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2021 ESPP automatically increases on January 1st of each year by the lesser of (i) 4,000,000 shares of Class A Common Stock, (ii) one percent (1%) of the total number of shares of Class A Common Stock and Class B Common Stock issued and outstanding on the immediately preceding December 31st or (iii) such lesser number of shares of Class A Common Stock as approved by the administrator of the 2021 ESPP, which is a person or persons appointed by the Registrant's board of directors.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A